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EXHIBIT 23(b)





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Blount International, Inc. on Form S-4 of our report dated April 10, 1995, on our audits of the consolidated financial statements and financial statement schedules of Blount, Inc. and subsidiaries as of the last day of February 1995 and 1994, and for each of the three years in the period ended February 28, 1995, which report is included in Blount, Inc.'s Annual Report on Form 10-K.





COOPERS & LYBRAND L.L.P.


September 29, 1995
Atlanta, Georgia